UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 30, 2009 (June 24, 2009)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230
Melville, New York  11747

(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 24, 2009, Comtech Telecommunications Corp. (the “Company”) entered into a three-year, $100.0 million revolving credit facility (the “Facility”) with Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders signatory thereto (JP Morgan Chase Bank, N.A., Bank of America, N.A., Manufacturers and Traders Trust Company and New York Commercial Bank). The Facility, which replaces the Company’s $15.0 million uncommitted and cancelable line of credit with Citibank, N.A., is secured by a pledge of all shares of the Company’s domestic subsidiaries and a percentage of its shares in certain of its foreign subsidiaries.

Borrowings under the Facility, including outstanding letters of credit issued thereunder, will bear interest at a base rate or a London Interbank Offered Rate (“LIBOR”) plus a margin. The margin is subject to adjustment depending on the Company’s ratio of consolidated total indebtedness to consolidated EBITDA, as defined.

The Company has paid an origination fee in connection with the Facility.  Certain additional fees payable under the Facility include: (i) a letter of credit fronting fee on the face amount of certain letters of credit; and (ii) an undrawn line fee (subject to adjustment as described above).

The Facility is subject to financial covenants that require the Company to maintain, commencing with the fiscal period ended July 31, 2009, (i) a Minimum Consolidated EBITDA; (ii) a Minimum Fixed Charge Coverage Ratio; and (iii) a Maximum Leverage Ratio, in each case calculated based on the four prior consecutive fiscal quarters (measured on a consolidated basis).  Additionally, the Facility allows for Permitted Acquisitions and also contains usual and customary covenants that, among other things, provide limits relating to the Company’s ability to incur debt, make certain payments (including dividends), repurchase shares of common stock of the Company, sell certain assets, and make certain investments.

The Facility is also subject to usual and customary borrowing conditions and events of default, the occurrence of which events would entitle the lenders to accelerate the maturity of any outstanding borrowings and terminate their commitment to make future loans.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: June 30, 2009

	By:	/s/ Michael D. Porcelain
		Name:	Michael D. Porcelain
		Title:	Senior Vice President and
Chief Financial Officer